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                                                                     EXHIBIT 11

                           MICRON ELECTRONICS, INC.

                       COMPUTATION OF PER SHARE EARNINGS
               (AMOUNTS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

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
                                              FISCAL YEAR ENDED
                              -------------------------------------------------
                              AUGUST 29, 1996 AUGUST 31, 1995 SEPTEMBER 1, 1994
                              --------------- --------------- -----------------
PRIMARY
Weighted average shares out-
 standing...................       91,687          86,959           81,427
Net effect of dilutive stock
 options....................          808             463               96
                                  -------         -------          -------
Number of shares used in per
 share calculation..........       92,495          87,422           81,523
                                  =======         =======          =======
Net income..................      $44,582         $65,086          $36,898
                                  =======         =======          =======
Per share earnings..........      $  0.48         $  0.74          $  0.45
                                  =======         =======          =======
FULLY DILUTED
Weighted average shares out-
 standing...................       91,687          86,959           81,427
Net effect of dilutive stock
 options....................          834             469               98
                                  -------         -------          -------
Number of shares used in per
 share calculation..........       92,521          87,428           81,525
                                  =======         =======          =======
Net income..................      $44,582         $65,086          $36,898
                                  =======         =======          =======
Per share earnings..........      $  0.48         $  0.74          $  0.45
                                  =======         =======          =======
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